Exhibit 4.2.2

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Date: April 28, 2020

To

DR. REDDY’S LABORATORIES LIMITED,

8-2-337, Road no. 3, Banjara Hills,

Hyderabad 500 034, Telangana, India

Attn:	Mr. Suprio Dasgupta, General Counsel and Chief Data Privacy Officer

Re:	Letter Agreement for obtaining inventory of certain Products which shall be transferred by Wockhardt Limited (“Seller”) to Dr. Reddy’s Laboratories Limited (“Purchaser”), pursuant to the Business Transfer Agreement dated February 12, 2020 (“BTA”)

1.	Reference is made to the BTA executed between the Seller and the Purchaser for the sale and transfer of the Business Undertaking. Capitalised terms used in this letter agreement, but not defined herein, shall have the meaning given to them in the BTA.

2.	Pursuant to Clause 14.6 (Amendment) to the BTA, the Parties have now agreed to the following amendments and have also recorded their further understanding on the matters therein.

2.1	The Parties have now agreed to the following:

(a)	The Seller shall make available to the Purchaser as part of the Net Working Capital, the Inventory of the Products in such prices and quantities as set out in Part A of Annexure 1 (“Closing Date Inventory”) on the Closing Date, subject to the Purchaser remitting the Advance Amount in accordance with paragraph 2.1(c) below.

(b)	The Seller shall make best efforts to make available to the Purchaser, the Inventory of the Products in such prices and quantities as set out in Part B of Annexure 1 (“Post Closing Additional Inventory”) after the Closing Date and within the timelines specified in Part B of Annexure 1, subject to the Purchaser remitting such amounts of money to the extent required to be paid to the supplier of such Post Closing Additional Inventory.

(c)	The Purchaser shall at the request of the Seller, as soon as practicable but no later than 3(three) Business Days following the date of such request, remit to the Seller such amounts of money not exceeding in the aggregate, [***] (“Advance Amount”) in the designated account as specified by the Seller to enable the Seller to obtain raw materials for the manufacture of the Closing Date Inventory or to manufacture (by itself or through third parties) or to otherwise acquire the Closing Date Inventory.

Provided that notwithstanding anything contained in the BTA or this letter agreement, in the event that the Purchaser fails to remit, prior to the Closing Date, any portion of the Advance Amount requested by the Seller, then the Target Net Working Capital shall be reduced to the extent of such shortfall in the Advance Amount.

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

(d)	Following the remittance of the amounts as hereinabove by the Purchaser, the Seller shall keep the Purchaser informed of the receipt of the raw materials/finished goods forming part of the Closing Date Inventory and shall make available all such data and information as reasonably requested by the Purchaser. In the event of non-delivery of any inventory by the relevant supplier/manufacturer of such inventory or any product returns due to quality issues, etc., the Seller shall consult the Purchaser and act in consultation with it, vis-à-vis alternate arrangements and the amounts paid/payable therefor.

(e)	The definition of “Target Net Working Capital” in Clause 1.1 (Definitions) of the BTA shall be substituted to read as under:

“Target Net Working Capital” shall mean [***]”

(f)	In the event that the BTA is terminated prior to Closing, the Advance Amount, to the extent remitted to the Seller in accordance with this letter agreement, shall be repaid to the Purchaser, within 30 (thirty) days of such termination and the provisions of this paragraph 2.2(f) shall survive termination of the BTA.

(g)	In the event that the Seller has made payments towards Post Closing Additional Inventory and the Purchaser has not remitted the requisite amounts for procurement of such Post Closing Additional Inventory, then notwithstanding anything contained in the BTA, the cost incurred by the Seller to obtain raw materials or to manufacture (through itself or third parties, as applicable) or to otherwise acquire the Post Closing Additional Inventory shall be added to the Consideration and shall be adjusted in the Escrow Amount, subject to such payments having been made towards the Post Closing Additional Inventory and binding acceptance of its purchase orders have been obtained from the supplier/third party manufacturers, during the validity of such Escrow Account. Any amounts owed by the Purchaser to the Seller herein and which could not be adjusted out of the Escrow Amount shall remain an independent payment obligation of the Purchaser, enforceable against it under the BTA.

(h)	The Advance Amount or any part thereof shall be used only to procure the Closing Date Inventory and shall not be adjusted or set off against the Consideration payable under the BTA.

(i)	As part of the Seller Conditions Precedent, the Seller shall confirm, in writing, to the Purchaser of the availability of the Closing Date Inventory as set out in Part A of Annexure 1 (or such revised levels as accepted by the Purchaser) for delivery to the Purchaser as part of Closing, on the Closing Date (“Inventory Confirmation”). It is clarified that the above Seller Condition Precedent shall be treated to have been satisfied only upon the written confirmation by the Purchaser upon physical verification of the Inventory or the records pertaining to such Closing Date Inventory (by itself or through its representatives). It is further clarified that the written acceptance by the Purchaser of the Closing Date Inventory shall be without prejudice to the ‘Post Closing Consideration Adjustment for Working Capital’ described in Clause 3 of the BTA.

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

(j)	Parties agree that the words “not later than 3 (three) months from the Execution Date” occurring in Clause 5.3 (Long Stop Date) of the BTA shall be substituted with and replaced by the words “no later than 11th June, 2020”.

(k)	Notwithstanding the above, the Parties agree that there shall be no change to the Consideration, except only in accordance with the adjustments set out in Clause 3 of the BTA and Paragraph 2.1(g) above.

(l)	For the purposes of clarity, the illustration of the manner in which the Consideration shall be adjusted in certain scenarios is set out in Annexure 2 of this letter agreement.

3.	The Seller represents and warrants to the Purchaser, and the Purchaser represents and warrants to the Seller that: (a) all necessary corporate approvals and other consents that are required to be obtained by it in connection with entry by it into this letter agreement have been duly obtained by it, and (b) this letter agreement has been validly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.	This letter agreement shall come into effect from the date of execution hereof and shall upon such execution, be read along with the BTA. To the extent of any inconsistency between the provisions of the BTA and this letter agreement, this letter agreement shall prevail over the BTA in respect of the matters contained herein.

5.	Except as expressly set forth above, all the provisions of the BTA and all the rights of the respective Parties thereunder shall remain in full force and effect.

6.	The provisions of Clauses 14.1 (Confidentiality), 14.11 (Notices), 14.3 (Counterparts), 14.6 (Amendment) and 13 (Governing Law and Dispute Resolution) of the BTA shall apply mutatis mutandis to this letter agreement.

Yours sincerely

For and on behalf of WOCKHARDT LIMITED

/s/ Debolina Partap

Name: Debolina Partap

Title: General Counsel

DRL IRN: 100029724

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Agreed and Accepted

For and on behalf of DR. REDDY’S LABORATORIES LIMITED

/s/ M V Ramana

Name: M V Ramana

Title: ceo - Branded Markets

/s/ Suprio Dasgupta

Suprio Dasgupta

General Counsel

DRL IRN: 100029724

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

ANNEXURE 1

Part A

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Part B

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

ANNEXURE 2

CONSIDERATION ADJUSTMENT – ILLUSTRATIONS

For the purposes of the table below, all amounts are set out in INR (Crores)

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